UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

900, 520 - 3 Avenue SW
Calgary, Alberta Canada T2P 0R3

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Gran Tierra Energy Inc. (“Gran Tierra”) on May 4, 2017 (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission to report the final voting results of Gran Tierra’s 2017 Annual Meeting of Stockholders held on May 3, 2017 (the “Annual Meeting”).  The sole purpose of this amendment is to disclose Gran Tierra’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers.  Except as set forth herein, no other modifications have been made to information contained in the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As reported in the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the Board of Directors, Gran Tierra’s stockholders approved, on an advisory basis, “Every Year” as the preferred frequency of solicitation of stockholder advisory votes on the compensation of Gran Tierra’s named executive officers. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on named executive compensation will be held every year until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers, which Gran Tierra expects to hold no later than its 2023 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2017	GRAN TIERRA ENERGY INC.

By:	/s/ Gary S. Guidry
	Name:	Gary S. Guidry
	Title:	President & Chief Executive Officer